Exhibit 99.2

FINAL TRANSCRIPT

Conference Call Transcript

SORC - Source Interlink Companies to Acquire PRIMEDIA’s Enthusiast Media Segment

Event Date/Time: May. 14. 2007 / 9:00AM ET

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CORPORATE PARTICIPANTS

Todd St. Onge

Brainerd Communicators - IR

Michael Duckworth

Source Interlink - Chairman

Jim Gillis

Source Interlink - co-CEO

Marc Fierman

Source Interlink - CFO

CONFERENCE CALL PARTICIPANTS

Bob Labick

CJS Securities - Analyst

Arun Jayaram

Credit Suisse - Analyst

Barry Sine

Oppenheimer - Analyst

Joe Pavelich

Snyder Capital Management - Analyst

Alex Heidbreder

Millennium Partners - Analyst

PRESENTATION

Operator

Good morning. My name is Shawanna, and I will be your conference operator today. At this time I would like to welcome everyone to the Source Interlink conference call. (OPERATOR INSTRUCTIONS).

Thank you. It is now my pleasure to turn the floor over to your host, Mr. Todd St. Onge. Sir, you may begin your conference.

 Todd St. Onge  - Brainerd Communicators - IR

Good morning. Thanks for joining us for the Source Interlink Company’s conference call. Before we begin, we want to remind you that management’s remarks today will contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to among other things, future business plans, strategies and financial position, working capital needs and opportunities for growth. When used on this call, words such as anticipate, may, will, believe, intend, expect and similar expressions are intended to identify forward-looking statements. Because such forward-looking statements involve certain risks and uncertainties, actual results and timing of events may differ on a material basis from those discussed herein. Factors that could cause or contribute to such differences include, but are not limited to, the risks and uncertainties as discussed in reports previously and subsequently filed by us with the Securities and Exchange Commission, including our annual report on Form 10-K for the fiscal year ended January 31, 2007.

After a short presentation by management, we will take your questions. With that, I turn the meeting over to Source Interlink Company’s Chairman Michael Duckworth.

Michael Duckworth  - Source Interlink - Chairman

Todd, thank you, and good morning, everyone, and thanks for joining us today on fairly short notice. I’m sure you have all seen our press release this morning, and on this call I would like to expand on that announcement and share with you our view as to what this means for Source.

We will also have an opportunity to take questions at the end of the call here. Also with me today are Jim Gillis and Alan Tuchman, our co-CEOs, and Marc Fierman, our CFO.

As stated in our press release, we have entered into a definitive stock purchase agreement to acquire PRIMEDIA’s Enthusiast Media Group for $1.18 billion in an all-cash transaction. The deal was approved by the Board of Directors of both companies, and since it does not require a Source shareholder approval, we anticipate being able to close by midsummer. We plan to fund the full consideration in cash and have secured an underwritten financing commitment from Citigroup.

This is an exciting deal for Source. It is one that transforms us into a vertically integrated media company.

As many of you know, over the last several years, Source has really driven the consolidation of what has been really an inefficient system for the distribution of home entertainment content. Today’s acquisition is the first step in positioning us to leverage what we have built by transforming Source into a fully integrated media company with both print and digital content.

Enthusiast Media’s industry-leading special-interest magazine titles and consumer websites diversify our income stream and accelerate our growth.

Let me give you a quick overview of the assets we are acquiring. Enthusiast Media maintains an impressive portfolio of media content that spans leading magazine titles, consumer and magazine-related websites, a stable of branded products and two television programs. It has a wealth of well-known media brands that target special-interests or enthusiasts throughout the US, primarily targeting the highly coveted male demographic in the age bracket of 18 to 55-year-olds. These brands include Motor Trend, Hot Rod Magazine, Automobile Magazine, automotive.com, SAIL and Snowboarder and a number of others.

Beyond the strength of these brands, it is a growing business with revenues in access of $500 million and EBITDA growth for this year. It is a profitable business, and we expect the transaction to be accretive to adjusted earnings per share exclusive of onetime costs this year.

Those who have been following Source will know that we have been engaged in an ongoing review of a strategic alternative, and we have appreciated the patience of our shareholders as we have worked through that process. The deal announced today represents the culmination of that process. We have determined that diversifying our business into the control of content provides the best path to build our Company and enhance shareholder value.

Vertically integrating into publishing with an emphasis on print and digital media makes sense for Source in a number of ways. First, we maintain today the premier distribution platform for home entertainment content distribution, notably in the magazine, CD and DVD space.

As we move forward, we will own a strong content base that is ideally suited to leverage this existing distribution platform. We also expand into the digital areas with an established profitable Web property and content that provides information services to growing audiences.

Enthusiast Media has invested in its online offering and is well ahead of the shift to digital. Its online portfolio with sites such as automotive.com and MotorTrend.com is an important piece of our growth strategy.

Enthusiast Media also maintains over 400 branded products that carry significant licensing potential. The Motor Trend brand as an example has witnessed solid results from its Motor Trend approved line of auto-related products. Similar opportunities exist throughout the portfolio of brands.

Tying this together with the resources we have at Alliance, which also entered into the content arena throughout our NCircle licensing division earlier this year, we see real opportunity to capitalize on this business.

Content creation and ownership is now among the highest priorities for Source, and it’s a direction that we believe offers the greatest opportunity going forward.

The most important aspect of this deal is that it greatly improves our P&L by adding a growing and profitable content business to our core distribution and fulfillment business. We estimate that the combined companies generate approximately $2.4 billion in revenue and more than $180 million in EBITDA on an annualized basis.

Obviously the acquisition impacts our balance sheet as well. Source has additional capacity, debt capacity today, and we believe that the combined company will generate the growing cash flows needed to service this debt.

Also keep in mind that we are still achieving many of the synergies associated with our prior acquisition, which will further improve our profitability.

Following the close of this transaction, Enthusiast Media will become a division of Source, and Steve Parr, its current President, will continue to lead the group. Steve will report to me directly and will work closely alongside of Jim and Alan and myself.

Under Steve’s leadership, Enthusiast Media has built a strategy for growth that capitalized on the changes taking place in the media environment. They have successfully acquired and quickly integrated additional titles, and they have developed additional avenues for growth in the digital space. Steve has a distinguished track record in the industry, and we look forward to working closely with him and his management team as we build on the solid foundation they have created.

Following this transaction, our direction is clear. We have transforms Source and positioned ourselves to leverage the distribution platform we have built over the last several years. Our revenue base is now more diversified and includes a dynamic content offering will established footholds in the digital arena.

As I mentioned, the transaction will be accretive to adjusted earnings per share exclusive of onetime costs as well.

In closing, let me say that we remain committed to our our core customers and partners while we move forward as a stronger more diversified company with greater avenues of growth. I want to thank you all for your patience during this process. We believe we have set the Company on a solid path of growth and profitability, and we’re quite excited about our prospects for the Company as we move ahead.

With that, let me open it up to questions. Operator?

QUESTION AND ANSWER

Operator

(OPERATOR INSTRUCTIONS). Bob Labick, CJS Securities.

Bob Labick  - CJS Securities - Analyst

A couple of questions. Forgive me, I have not had a lot of time to find all the information. But you mentioned a couple of times that this is a growing business. I pulled up the K for PRIMEDIA, and it seems like EBITDA trends are negative for the EM division. It has been down for the last three years. So could you just walk us through what we’re missing in that regard?

Jim Gillis  - Source Interlink - co-CEO

I think, as we have looked at the business, we do see some topline growth. Obviously this is a magazine title, so it’s not technology company. But as well most of that growth we are focused on has come from the expansion into the digital content.

Bob Labick  - CJS Securities - Analyst

Okay. So the digital side is growing?

Jim Gillis  - Source Interlink - co-CEO

Correct.

Bob Labick  - CJS Securities - Analyst

Okay. I guess just -- I have the kind of questions, I apologize, I will probably jump all over the place -- but can you help us out with, what are you borrowing costs for this transaction?

Michael Duckworth  - Source Interlink - Chairman

Our borrowing costs?

Bob Labick  - CJS Securities - Analyst

Yes, what will they be roughly on the $1.2 billion?

Michael Duckworth  - Source Interlink - Chairman

We have got the commitments from Citi, will be market rates for what is likely to be a high single B digit or single B credit at the end of the day.

Bob Labick  - CJS Securities - Analyst

Okay. Can you give me a range of what that is going to be around, just not being a debt guy myself?

Michael Duckworth  - Source Interlink - Chairman

Well, we have got to go out, and the market will tell us what the high-yield comes at. But we would expect in the high 9’s there for pricing, and on the bank side, it is a LIBOR plus -- it is a grid. It will be a LIBOR plus 250 a the start.

Bob Labick  - CJS Securities - Analyst

And then just the next question, what I guess are the synergies that you are expecting? Because at 9% or even LIBOR plus 250, right now I would not imagine this to be accretive immediately. So obviously there has got to be some distribution costs from EM that go away centrally.

I guess there’s a lot of questions there. One is, what percentage of sales can Source realistically distribute toward these titles, and what did they do now? And what is that distribution fee there would be essentially an intercompany elimination at that point?

Michael Duckworth  - Source Interlink - Chairman

The group today has contracts in place with time. Those contracts would remain in place, and we would not expect day for there to be any shifting necessarily in the distribution of those titles from how they are distributed today.

Bob Labick  - CJS Securities - Analyst

And so Source currently does not distribute any of it?

Michael Duckworth  - Source Interlink - Chairman

Do we --

Jim Gillis  - Source Interlink - co-CEO

We distribute it in our platform -- Mike is speaking -- this is Jim Gillis -- Mike is speaking in on the national distribution basis for all wholesalers. So our market share with these products would remain the same. They remain a content and title manufacturer or publisher, if you will, and we have distribution, and our life will go on like it is going on now. The types of synergies you probably are looking for are, our IPD ship to store model. They have one called Retail Vision. Those two I would wish together. There are three or four different distribution centers. They would wish together. Those are the types of things we will be working on this week with HR and real estate, etc.

Bob Labick  - CJS Securities - Analyst

Okay. Could you give us a sense of the magnitude that you are expecting in terms of synergies?

Michael Duckworth  - Source Interlink - Chairman

We are not in a position at this time to do that. Obviously we just got the thing signed up late last night, and we will be working through doing that as we move towards the close.

Bob Labick  - CJS Securities - Analyst

How do you define accretive I guess is the question?

Jim Gillis  - Source Interlink - co-CEO

Well, our definition of adjusted earnings per share excludes as we historically have the non-cash amortization of intangibles, and also in the first year, it will exclude any merger-related costs associated with this transaction. As well as any -- other certain non-cash costs that we have omitted in the past also.

Bob Labick  - CJS Securities - Analyst

 Right. But, if you look at $1.2 billion in debt at just 8%, $96 million in interest expense, if that was your blended rate, and EBITDA trailing was $97 with $22 million in D&A, so $75 million in trailing EBIT, that would be dilutive. So without synergies of at least $20-something million, it sounds like it would be . Dilutive I mean I’m not putting in any other costs or anything else. That is just the straight math.

Michael Duckworth  - Source Interlink - Chairman

I will tell you you are headed in the right direction. You obviously have to get some synergies to make this work.

Bob Labick  - CJS Securities - Analyst

Okay. And then what is the timing just to give us a sense is this -- are the synergies immediate, or does it take time to go through them?

Michael Duckworth  - Source Interlink - Chairman

I think I would say a good chunk of them are immediate, and then I would expect that over time there would be additional synergies in the coming years. But there are a lot of -- there is administrative synergies and the like that would happen relatively quickly.

Bob Labick  - CJS Securities - Analyst

Got it. And then just last question and I will get back in queue certainly. In terms of -- you said your strategic alternatives are complete. So this is the last thing we should look for? You’re going to fold this in and then start giving guidance in the future and all that kind of stuff, or what -- just define complete for us.

Michael Duckworth  - Source Interlink - Chairman

Our objective would be able as we have promised in the past to be able to do that. We need a little bit of time to breath here, but I’m hopeful that we will be able to on our future earnings calls and what not be able to do that.

Bob Labick  - CJS Securities - Analyst

Great. Good luck with this. Thank you very much.

Operator

Arun Jayaram, Credit Suisse.

Arun Jayaram  - Credit Suisse - Analyst

Just two really major questions. The first one is, I just wanted to get a sense for timing on the financing. I know you said midsummer. I don’t know if you could be a little bit more specific on that.

And the second item is, really, what was it exactly that allowed you to close midsummer? Was it with no board approval required?

Michael Duckworth  - Source Interlink - Chairman

Well, there is -- we’re buying it with all-cash, so there is no shareholder approval required. Our full board, as well as the full board of PRIMEDIA, has approved this transaction. And so really going forward, we will have an HSR filing, although I don’t expect that to be an issue for us. But otherwise it is really the execution of putting the financing in place. We are fully underwritten by Citi, and it is really just the time it takes to get that done in terms of moving ahead. And I think probably a little difficult to put an exact pin in it in terms of midsummer, but I think both the folks at PRIMEDIA and ourselves are interested in trying to put this together as quickly as we can.

Arun Jayaram  - Credit Suisse - Analyst

Great. And when you said the strategic initiatives -- the process was complete, I guess that assumes that you are not going to be doing any other acquisitions or anything else major?

Michael Duckworth  - Source Interlink - Chairman

At this time our plate is pretty full.

Operator

Barry Sine, Oppenheimer.

Barry Sine  - Oppenheimer - Analyst

The first question, can you discuss how you arrived at the purchase price for this transaction?

Michael Duckworth  - Source Interlink - Chairman

Well, as you normally do looking at other transactions, M&A transaction comparables, where companies are traded. As I’m sure the world can appreciate, this was an auction process that had a fair amount of interest. We think we paid a fair price for it and are quite comfortable with how the math will work as part of our family of companies.

Barry Sine  - Oppenheimer - Analyst

Okay. The next question I had, and I think this has been asked a little bit previously. I want to ask it a little differently. Can you discuss roughly how much of the EBITDA guidance is likely to come from synergies, and more importantly maybe you could describe some synergies you’re likely to see and a timeline to realize those synergies?

Michael Duckworth  - Source Interlink - Chairman

We’re continuing to work on that right now. Again, we just got signed up late last night. We have done a lot of work already, but I think at the appropriate time we will be able to talk more about that.

Barry Sine  - Oppenheimer - Analyst

But to clarify, the $180 million EBITDA guidance does include some estimation of synergies. Is just they are a little fuzzy at this point; is that correct?

Marc Fierman  - Source Interlink - CFO

Yes, the other -- I guess to kind of clarify, in the public documents that Bob had referred to previously, there was an allocation of corporate overhead that does not come with the business. So again, we’re not prepared to talk about what those amounts are and what our amounts will be, but there is significant accretion in that number. So I think that is something that is important.

I think the $180 million is really kind of looking at our historical stand-alone and from the last prior year with their historical stand-alone. That is not any forward-looking number and don’t take it to be that.

Barry Sine  - Oppenheimer - Analyst

Okay. That is great. Thank you. One more question in terms of prior synergies for prior transactions. You have been unable to discuss those during the strategic review process.

Now assuming you’re free and clear to discuss some of those, could you give us an update in terms of what you have realized, and more importantly, how much more do you have yet to realize in synergies from previous transactions?

Michael Duckworth  - Source Interlink - Chairman

Right. And I’m going to try to do that on our next earnings calls. At this point we have really been focused on getting this done. We do have those answers. I think they are obviously going to change a little bit with this acquisition, and so we want to be able to on our next call come clean and give everybody an appreciation for what those numbers are.

Operator

[Joe Pavelich], Snyder Capital Management.

Joe Pavelich  - Snyder Capital Management - Analyst

A quick question. What impact will acquiring this media publisher have on your relationship with the other publishers that you distribute?

Michael Duckworth  - Source Interlink - Chairman

Well, we think a couple of things. One, as I mentioned in response to one of the questions earlier, that the current distribution system for these assets remains in place. We’re not changing that today, and we would expect really it to be business as usual. There are a number of models out there where this kind of thing has been done where the distributor controls or owns content as well. Time does some of that. AMI has a business called DSI that does a lot of that and so does Hearst and COMAG.

So I don’t think this is a big change. It is not something that the world has not seen before. And clearly, as I said in my remarks, we are and remain committed to our existing relationships both on the publisher side and the retail side.

Operator

(OPERATOR INSTRUCTIONS). Alex Heidbreder, Millennium Partners.

Alex Heidbreder  - Millennium Partners - Analyst

I just want to know about Yucaipa’s role in this transaction, and is there going to be any increased role going forward, etc.?

Michael Duckworth  - Source Interlink - Chairman

You know, I think, as we always have here, we have access to folks at Yucaipa on ongoing basis in terms of consulting and the like. I know you probably saw an announcement that Yucaipa has hired Jeff Johnson as a partner here on the operating side, and I think Jeff Johnson was previously the publisher of the L.A. Times, and obviously we will be using his expertise. But there in terms of our management team today, other than bringing in Steve Parr and his team, we would not expect any other specific individuals to join the Company.

Alex Heidbreder  - Millennium Partners - Analyst

And do you guys still have to pay them some kind of management fees? And is there still some kind of deal fee in the future?

Michael Duckworth  - Source Interlink - Chairman

We do pay them an ongoing management fee as well under that contract. Yucaipa did act as a consultant for us. We did not have any other M&A advisors, and there will be a fee paid as part of this transaction.

Alex Heidbreder  - Millennium Partners - Analyst

How about for future transactions after this one?

Michael Duckworth  - Source Interlink - Chairman

You know, I cannot really comment on anything that goes on in the future at this point.

Alex Heidbreder  - Millennium Partners - Analyst

No, I understand. I was just saying was that contract or did that deal fee, was that a onetime thing on this, or was that an ongoing -- ?

Michael Duckworth  - Source Interlink - Chairman

It is a deal to deal to the extent there are transactions and we used Yucaipa as an advisor in them like there would be if we used to anyone.

Alex Heidbreder  - Millennium Partners - Analyst

Understood. Congratulations. Good luck.

Michael Duckworth  - Source Interlink - Chairman

Thank you. We are excited.

Operator

 At this time I would like to turn the call back over to management.

Michael Duckworth  - Source Interlink - Chairman

Okay. Well again, we appreciate everybody’s time. We’re quite enthusiastic about what we’re doing here, and we’re looking forward as we have said to be able to share more with you now that we are outside our process, and our new strategy is well-defined and clear.

Thank you all very much this morning.

Operator

 Thank you. This does conclude today’s Source Interlink conference call. You may all disconnect, and have a great day.

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